Exhibit 10.2

CONTRIBUTION AND ASSIGNMENT AGREEMENT

THIS CONTRIBUTION AND ASSIGNMENT AGREEMENT (this “Agreement”) is entered into as of November 10, 2016 by and among Equity Commonwealth, a Maryland real estate investment trust (“EQC”) and EQC Operating Trust, a Maryland real estate investment trust (“EQC Operating Trust”).

WHEREAS, EQC is the sole shareholder of EQC Operating Trust; and

WHEREAS, in respect of its ownership interest in EQC Operating Trust, EQC desires to transfer and contribute to EQC Operating Trust certain interests owned by EQC (the “Contributed Interests”) in certain of EQC’s subsidiaries (the “Contributed Entities”), which Contributed Interests and Contributed Entities are set forth on Schedule A attached hereto (such contribution, the “Contribution”).

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and conditions set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1.             Contribution and Assignment.  Upon the terms and subject to the conditions set forth in this Agreement, EQC hereby contributes, grants, sells, assigns, transfers, conveys and delivers to EQC Operating Trust all of EQC’s rights, title and interest under, in and to the Contributed Interests. EQC Operating Trust hereby accepts the foregoing contribution, grant, sale, assignment, transfer, conveyance and delivery of the Contributed Interests by EQC to EQC Operating Trust.

2.             Assumption of Liabilities.  EQC Operating Trust expressly assumes and agrees to perform, satisfy and discharge, in each case in due course, all of the liabilities and obligations of EQC relating to the Contributed Interests arising or accruing from and after the date hereof, and EQC is hereby released from any further liabilities or obligations accruing from and after the date hereof with respect to the Contributed Interests. EQC and EQC Operating Trust hereby agree that EQC Operating Trust shall be admitted as a shareholder, stockholder or member, as applicable, of each of the Contributed Entities and hereby agrees to be bound by and perform and observe all of the obligations, covenants, terms and conditions to be performed or observed under the applicable organizational documents of each of the Contributed Entities.

3.             Representations and Warranties of EQC.  EQC represents and warrants to EQC Operating Trust as follows:

(a)           Organization, Power and Authority.  EQC is a real estate investment trust duly organized, validly existing and in good standing under the laws of the State of Maryland and has the requisite power and authority to carry on its business as it is now being conducted.

(b)           Authority Relative to this Agreement.  EQC has taken all action necessary to authorize the execution, delivery and performance of this Agreement by EQC and no other proceedings on the part of EQC are necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions hereunder.

(c)           Binding Obligation.  EQC has caused this Agreement to be duly and validly executed and delivered by EQC to EQC Operating Trust, and this Agreement constitutes a valid and binding agreement of EQC, enforceable against EQC in accordance with its terms.

(d)           Ownership.  EQC represents and warrants that it is the sole legal and beneficial owner of the Contributed Interests.

(e)           Title to Contributed Interests.  EQC hereby conveys, and EQC Operating Trust hereby acquires, title to the Contributed Interests on an “as-is” basis.

5.             Representations and Warranties of EQC Operating Trust.  EQC Operating Trust represents and warrants to EQC as follows:

(a)           Organization, Power and Authority.  EQC Operating Trust is a real estate investment trust duly organized, validly existing and in good standing under the laws of the State of Maryland and has the requisite power and authority to carry on its business as it is now being conducted.

(b)           Authority Relative to this Agreement.  EQC Operating Trust has taken all action necessary to authorize the execution, delivery and performance of this Agreement by EQC Operating Trust and no other proceedings on the part of EQC Operating Trust are necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions hereunder.

(c)           Binding Obligation.  EQC Operating Trust has caused this Agreement to be duly and validly executed and delivered by EQC Operating Trust to EQC, and this Agreement constitutes a valid and binding agreement of EQC Operating Trust, enforceable against EQC Operating Trust in accordance with its terms.

6.             Further Assurances.  Each of the parties hereto shall execute and deliver all such other and further instruments and documents and take or cause to be taken all such other and further actions any other party may reasonably request in order to effect the transactions contemplated by this Agreement.

7.             Amendment; Waiver.  Any amendment hereto shall be effective only if signed by all parties hereto.  No waiver of any provisions of this Agreement shall be valid unless in writing and signed by the party against whom enforcement is sought.

8.             Counterparts.  This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which shall constitute one and the same instrument.

9.             Applicable Law.  This Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Maryland, without giving effect to the conflict of law provisions thereof.

10.          Successors and Assigns.  This Agreement shall be binding upon, and shall be enforceable by and inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and assigns; provided, however, that this Agreement may not be assigned (except by operation of law) by any party without the prior written consent of the other parties, and any attempted assignment without such consent shall be void and of no effect.

11.          Severability.  If any provision of this Agreement, or the application thereof, is for any reason held to any extent to be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto.

[Signature page follows]

IN WITNESS WHEREOF, each of the parties hereto has executed and delivered this Agreement, or caused the Agreement to be duly executed and delivered on its behalf, as of the date first set forth above.

EQUITY COMMONWEALTH

By:	/s/ Adam S. Markman
Name:	Adam S. Markman
Title:	Executive Vice President, Chief Financial Officer and Treasurer

EQC OPERATING TRUST

By:	/s/ Orrin S. Shifrin
Name:	Orrin S. Shifrin
Title:	Executive Vice President, General Counsel and Secretary

[Signature page to Contribution and Assignment Agreement]

SCHEDULE A

CONTRIBUTED ENTITIES:	CONTRIBUTED INTERESTS:
Equity Commonwealth Management LLC	99%
Equity Commonwealth LLC	100%
EQC Securities LLC	100%
EQC TRS, Inc.	100%
Blue Dog Properties Trust	100%
HRPT Lenexa Properties Trust	100%
Diamond Head LLC	99%
CWH Vineyard Properties Trust	100%
Oscar Properties Trust	100%